UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 16, 2006

Date of report (Date of earliest event reported)

FIELDSTONE INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50938	74-2874689
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11000 Broken Land Parkway, Suite 600

Columbia, Maryland 21044

(Address of Principal Executive Offices)

(410) 772-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2006, Fieldstone Investment Corporation (the “Company”) announced the appointment of Nayan V. Kisnadwala as Executive Vice President – Chief Financial Officer and the Company’s entering into an employment agreement with Mr. Kisnadwala (the “Employment Agreement”). Under terms of the Employment Agreement, Mr. Kisnadwala will receive a base salary of $395,000 and is eligible for an annual bonus opportunity of up to between 100% to 175% of his annual base salary, based on achieving net income targets and critical objectives, with an agreed minimum bonus for 2006 of $355,500, regardless of net income targets, if he achieves a “meets expectations” rating under his critical objectives and remains an officer of the Company in good standing through March 31, 2007. Mr. Kisnadwala will be eligible to participate in the Company’s long term incentive plans for senior managers, on terms approved by the Board, and the Company’s other employee benefits.

In connection with his appointment, Mr. Kisnadwala will receive 45,000 shares of restricted stock, with a four year vesting schedule, a non-qualified option to purchase up to 15,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on February 16, 2006 as reported on the Nasdaq National Market, with four year cliff vesting, 15,000 dividend equivalent rights, where dividends paid will accrue as “phantom stock” during a four year vesting period, and will be paid in cash after the vesting period and 7,500 performance shares, that will have a two year performance period based on return on equity criteria and a two year cliff vesting period following the award of the performance shares.

If Mr. Kisnadwala is terminated by the Company other than for cause prior to December 31, 2006, he will be entitled to receive a severance payment equal to his annual base salary. After December 31, 2006, if Mr. Kisnadwala’s employment is terminated other than for cause within one year of a change of control of the Company, Mr. Kisnadwala will be entitled to a single lump sum payment equal to two times his annual base salary. Mr. Kisnadwala’s Employment Agreement also provides that if Mr. Kisnadwala moves to the State of Maryland prior to September 31, 2006, while he is still an employee, the Company will reimburse Mr. Kisnadwala for reasonable out of pocket relocation expenses up to a total of $75,000.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 16, 2006, Fieldstone Investment Corporation announced the appointment of Mr. Kisnadwala as Executive Vice President – Chief Financial Officer. Before joining Fieldstone, Mr. Kisnadwala, age 45, was the Senior Executive Vice President and Chief Financial Officer of the Consumer Finance and Business Lending Division, which included the mortgage business, of MBNA from July 2004 until January 2006. Prior to his tenure at MBNA, Mr. Kisnadwala held the position of Chief Financial Officer at American Express (i) in its Global Operations from February 2004 until June 2004, (ii) in its Japan/Asia Pacific/Australia region and then its Europe region for the Consumer Card and Financial Services Business from December 1999 until January 2004 and (iii) in its International Establishment Services Group from June 1998 until November 1999. Prior to these positions, he held positions in Risk Management and Finance at Citicorp, Card Establishment Services and First Data from 1986 to 1998. Mr. Kisnadwala received a B. Com. in Accounting from Bombay University and an MBA in Finance from New York University. He has also earned the professional designations of Chartered Accountant and CFA.

Mr. Kisnadwala has assumed the position of principal financial officer and principal accounting officer, which was previously held by Teresa McDermott, Senior Vice President – Controller, who was serving in these capacities on an interim basis pending the Company’s hiring of a Chief Financial Officer.

See Item 1.01 above, incorporated herein by reference, for a description of Mr. Kisnadwala’s Employment Agreement.

A copy of the press release dated February 16, 2006, announcing the appointment of Mr. Kisnadwala is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

10.1	Employment Offer letter by and between Mr. Nayan V. Kisnadwala and Fieldstone Investment Corporation dated February 14, 2006.
99.1	Press release announcing appointment of Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

Date: February 16, 2006	By:	/s/ Michael J. Sonnenfeld
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Offer letter by and between Mr. Nayan V. Kisnadwala and Fieldstone Investment Corporation dated February 14, 2006.
99.1	Press release announcing appointment of Chief Financial Officer